EXHIBIT 99.1

EARNINGS RELEASE
For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Jill Trudeau
(317) 249-4559                                                           (317) 796-0945
mike.eliason@karglobal.com                     jill.trudeau@karglobal.com

KAR Auction Services, Inc. Reports Second Quarter 2022 Financial Results
•KAR completed the sale of its ADESA U.S. physical auction business to Carvana and is using the proceeds to reduce debt
•The company has over $800 million of available cash as of June 30, 2022
◦The company is concurrently announcing a tender offer to purchase up to $600 million principal amount of senior notes
◦Repurchased $82 million of common stock in the second quarter
•The company's performance was impacted by reductions in conversion rates across its marketplaces
Carmel, IN, August 2, 2022 — KAR Auction Services, Inc. (NYSE: KAR) today reported its second quarter financial results for the period ended June 30, 2022.
"During the second quarter, KAR increased revenue and total gross profit, grew gross profit per vehicle sold in our marketplace business, and delivered continued strong performance in our financing business," said Peter Kelly, CEO of KAR Global. "Looking ahead, we remain highly focused on cost management, pricing and platform consolidation, which we expect to contribute to improved second half results and help position us for future growth. However, if the conversion pressures experienced in the second quarter do not improve, we would expect full year 2022 Adjusted EBITDA may be as low as $245 million as sellers and buyers look for price equilibrium across our marketplaces. Accordingly, we are updating our previous guidance for Adjusted EBITDA to a range of $245 to $265 million."
Second Quarter 2022 Financial Highlights
The company has classified the ADESA U.S. physical auction business as discontinued operations. As such, the results discussed herein refer to the continuing operations of KAR and do not include the results of the ADESA U.S. physical auction business.
•Total revenue for the second quarter of 2022 was $384.2 million, an increase of 2% compared with $376.0 million for the second quarter of 2021.
•Loss from continuing operations for the second quarter of 2022 of $5.4 million, or $(0.10) per diluted share, compared with $15.3 million, or $(0.16) per diluted share, for the second quarter of 2021.
•Marketplaces had a conversion rate of 36% of vehicles offered for the second quarter of 2022, compared with 48% for the second quarter of 2021.
•Adjusted EBITDA from continuing operations for the quarter ended June 30, 2022 was $56.1 million, compared with $62.1 million for the quarter ended June 30, 2021.
•Operating adjusted net income (loss) from continuing operations per diluted share was $0.04 for the quarter ended June 30, 2022, compared with $(0.03) for the quarter ended June 30, 2021.
•Year-over-year increase in digital dealer-to-dealer marketplaces of 5%, including acquired volume from CARWAVE.
•Marketplace gross profit per vehicle sold increased 11% to $282 for the quarter ended June 30, 2022, compared with $254 for the quarter ended June 30, 2021.
•AFC's strong second quarter performance was driven by increased revenue per loan transaction of 19% and increased loan transactions of 13%.

Debt Tender Offer
On August 2, 2022, the company commenced an offer to purchase for cash up to $600,000,000 principal amount of its 5.125% Senior Notes due 2025, exclusive of any applicable premiums paid in connection with such tender offer and accrued and unpaid interest. The tender offer is being made only by and pursuant to the terms set forth in the offer to purchase, dated August 2, 2022, and is subject to a number of conditions set forth therein that may be waived or changed.
Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, August 3, 2022 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-877-300-8521 and entering participant passcode 10169145, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s second quarter 2022 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.
About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, Europe and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "is set," "is on track," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "outlook," "initiatives," "goals," "opportunities," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those risks and uncertainties regarding (i) the impact of the COVID-19 pandemic on our business and the economy generally; (ii) the impact of macroeconomic conditions and geopolitical events, including the conflict between Russia and Ukraine; (iii) the company’s sale of the ADESA U.S. physical auction business to Carvana, including the ability of the company to execute on its strategy and achieve its goals and other expectations after the sale and the impact on the company's business and relationships with its customers; and (iv) those other matters disclosed in the company’s Securities and Exchange Commission filings. The company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues
Auction fees	$99.2	$106.3	$200.6	$208.8
Service revenue	147.3	141.0	284.8	287.3
Purchased vehicle sales	45.8	60.1	92.1	115.3
Finance-related revenue	91.9	68.6	176.1	134.4
Total operating revenues	384.2	376.0	753.6	745.8

Operating expenses
Cost of services (exclusive of depreciation and amortization)	211.9	208.8	422.7	412.6
Selling, general and administrative	124.1	106.4	243.0	213.7
Depreciation and amortization	25.9	27.4	51.9	54.3
Total operating expenses	361.9	342.6	717.6	680.6

Operating profit	22.3	33.4	36.0	65.2

Interest expense	25.9	31.0	51.5	61.8
Other (income) expense, net	4.0	15.3	5.2	(34.4)
Loss on extinguishment of debt	7.7	—	7.7	—

Income (loss) from continuing operations before income taxes	(15.3)	(12.9)	(28.4)	37.8

Income taxes	(9.9)	2.4	(14.6)	26.9

Income (loss) from continuing operations	(5.4)	(15.3)	(13.8)	10.9
Income from discontinued operations, net of income taxes	215.6	26.8	223.7	51.5
Net income	$210.2	$11.5	$209.9	$62.4

Net income (loss) per share - basic
Income (loss) from continuing operations	$(0.10)	$(0.16)	$(0.23)	$(0.06)
Income from discontinued operations	1.38	0.17	1.44	0.33
Net income per share - basic	$1.28	$0.01	$1.21	$0.27

Net income (loss) per share - diluted
Income (loss) from continuing operations	$(0.10)	$(0.16)	$(0.23)	$(0.06)
Income from discontinued operations	1.38	0.17	1.44	0.33
Net income per share - diluted	$1.28	$0.01	$1.21	$0.27

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$804.4	$177.6
Restricted cash	28.1	25.8
Trade receivables, net of allowances	425.7	381.3
Finance receivables, net of allowances	2,660.1	2,506.0
Other current assets	78.2	87.9
Current assets of discontinued operations	—	213.2
Total current assets	3,996.5	3,391.8

Goodwill	1,466.7	1,598.0
Customer relationships, net of accumulated amortization	147.3	159.1
Operating lease right-of-use assets	90.3	94.7
Property and equipment, net of accumulated depreciation	138.5	143.5
Intangible and other assets	286.7	297.0
Non-current assets of discontinued operations	—	1,766.6
Total assets	$6,126.0	$7,450.7

Current liabilities, excluding obligations collateralized by finance receivables, current maturities of debt and current liabilities of discontinued operations	$1,005.7	$939.0
Obligations collateralized by finance receivables	1,781.3	1,692.3
Current maturities of debt	760.9	16.3
Current liabilities of discontinued operations	—	361.7
Total current liabilities	3,547.9	3,009.3

Long-term debt	190.7	1,849.7
Operating lease liabilities	84.5	88.1
Other non-current liabilities	61.5	85.9
Non-current liabilities of discontinued operations	—	313.8
Temporary equity	612.5	590.9
Stockholders’ equity	1,628.9	1,513.0
Total liabilities, temporary equity and stockholders’ equity	$6,126.0	$7,450.7

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$209.9	$62.4
Net income from discontinued operations	(223.7)	(51.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	51.9	54.3
Provision for credit losses	5.5	6.0
Deferred income taxes	(2.7)	5.1
Amortization of debt issuance costs	6.0	6.0
Stock-based compensation	19.3	8.7
Contingent consideration adjustment	—	15.7
Net change in unrealized (gain) loss on investment securities	6.2	(31.6)
Loss on extinguishment of debt	7.7	—
Other non-cash, net	0.2	1.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(32.1)	(115.4)
Accounts payable and accrued expenses	80.3	227.9
Net cash provided by operating activities - continuing operations	128.5	188.7
Net cash (used by) provided by operating activities - discontinued operations	(429.3)	96.9
Investing activities
Net increase in finance receivables held for investment	(156.4)	(200.0)
Acquisition of businesses (net of cash acquired)	—	(79.8)
Purchases of property, equipment and computer software	(31.5)	(32.6)
Investments in securities	(5.6)	(20.6)
Proceeds from sale of investments	0.3	21.4
Proceeds from the sale of business	—	2.1
Net cash used by investing activities - continuing operations	(193.2)	(309.5)
Net cash provided by (used by) investing activities - discontinued operations	2,066.4	(16.2)
Financing activities
Net increase in book overdrafts	3.7	2.1
Net increase (decrease) in borrowings from lines of credit	4.1	(1.6)
Net increase in obligations collateralized by finance receivables	88.5	57.0
Payments on long-term debt	(928.6)	(4.7)
Payments on finance leases	(2.4)	(3.0)
Payments of contingent consideration and deferred acquisition costs	(29.6)	(21.3)
Issuance of common stock under stock plans	0.9	1.0
Tax withholding payments for vested RSUs	(2.5)	(2.2)
Repurchase and retirement of common stock	(82.1)	(180.9)
Net cash used by financing activities - continuing operations	(948.0)	(153.6)
Net cash provided by financing activities - discontinued operations	10.8	40.3
Effect of exchange rate changes on cash	(6.1)	6.4
Net increase (decrease) in cash, cash equivalents and restricted cash	629.1	(147.0)
Cash, cash equivalents and restricted cash at beginning of period	203.4	784.3
Cash, cash equivalents and restricted cash at end of period	$832.5	$637.3
Cash paid for interest, net of proceeds from interest rate derivatives	$45.0	$55.4
Cash paid for taxes, net of refunds	$243.2	$16.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The 2022 expectation for Adjusted EBITDA is a forward-looking non-GAAP financial measure. We have not reconciled this non-GAAP financial measure to its most directly comparable GAAP measure of net income (loss) due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Accordingly, a reconciliation is not available without unreasonable effort.

The following table reconciles EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2022	2021	2022	2021
Income (loss) from continuing operations	$(5.4)	$(15.3)	$(13.8)	$10.9
Add back:
Income taxes	(9.9)	2.4	(14.6)	26.9
Interest expense, net of interest income	25.2	30.8	50.7	61.4
Depreciation and amortization	25.9	27.4	51.9	54.3
EBITDA	35.8	45.3	74.2	153.5
Non-cash stock-based compensation	14.5	4.3	19.7	9.4
Loss on extinguishment of debt	7.7	—	7.7	—
Acquisition related costs	0.3	1.6	0.6	2.9
Securitization interest	(14.3)	(6.8)	(24.7)	(13.6)
(Gain)/Loss on asset sales	—	—	(0.1)	(0.8)
Severance	3.3	0.6	6.7	1.0
Foreign currency (gains)/losses	3.3	0.4	4.5	2.6
Contingent consideration adjustment	—	4.5	—	15.7
Net change in unrealized (gains) losses on investment securities	3.2	11.9	6.2	(31.6)
Professional fees related to business improvement efforts	0.8	—	8.9	—
Other	1.5	0.3	1.5	0.2
Total addbacks/(deductions)	20.3	16.8	31.0	(14.2)
Adjusted EBITDA	$56.1	$62.1	$105.2	$139.3

The following table reconciles operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share to net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2022	2021	2022	2021
Net income (loss) from continuing operations (1)	$(5.4)	$(15.3)	$(13.8)	$10.9
Acquired amortization expense	8.2	8.3	16.8	16.8
Loss on extinguishment of debt	7.7	—	7.7	—
Contingent consideration adjustment	—	4.5	—	15.7
Income taxes (2)	(3.9)	(2.0)	(6.0)	(4.1)
Operating adjusted net income (loss) from continuing operations	$6.6	$(4.5)	$4.7	$39.3

Net income from discontinued operations	$215.6	$26.8	$223.7	$51.5
Acquired amortization expense	4.4	5.3	8.8	12.4
Income taxes (2)	(1.1)	(1.3)	(2.2)	(3.0)
Operating adjusted net income from discontinued operations	$218.9	$30.8	$230.3	$60.9

Operating adjusted net income	$225.5	$26.3	$235.0	$100.2

Operating adjusted net income (loss) from continuing operations per share - diluted	$0.04	$(0.03)	$0.03	$0.25
Operating adjusted net income from discontinued operations per share - diluted	1.41	0.20	1.48	0.38
Operating adjusted net income per share - diluted	$1.45	$0.17	$1.51	$0.63

Weighted average diluted shares	155.2	156.0	155.9	158.9

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share.

(2)An effective tax rate of 24.5% was used to determine the amount of income tax benefit on the acquired amortization expense and the loss on extinguishment of debt. There was no income tax benefit related to the contingent consideration adjustment because this item is not deductible for income tax purposes.